UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2004

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28009	33-0442860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1800 Green Hills Road, Scotts Valley, California	95066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (831) 430-3800

None

(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release dated April 27, 2004, issued by Rainmaker Systems, Inc., reporting financial results for the fiscal quarter ended March 31, 2004.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2004, Rainmaker Systems, Inc. (the “Company”) issued a press release reporting financial results for the fiscal quarter ended March 31, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

The press release, which has been attached hereto as Exhibit 99.1, discloses certain financial measures, such as gross billings and days sales outstanding on a gross billings basis, that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. These measures should be considered in addition to, not as a substitute for, or superior to, financial measures prepared in accordance with generally accepted accounting principles. The non-GAAP financial measures included in our press release have been reconciled to what we believe is the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.

(Registrant)

April 27, 2004	/s/ Michael Silton

Date	(Signature)*

By: Michael Silton
Title: Chief Executive Officer

*	Print name and title of the signing officer under his signature.